Exhibit 1

DUKE REALTY LIMITED PARTNERSHIP

(an Indiana limited partnership)

UNDERWRITING AGREEMENT

August 11, 2004

Deutsche Bank Securities Inc.

UBS Securities LLC

as the Representatives

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06971

Ladies and Gentlemen:

Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), proposes to issue and sell to the underwriters named in Schedule I annexed hereto (the “Underwriters”), for whom Deutsche Bank Securities Inc. and UBS Securities LLC are acting as representatives (the “Representatives”), an aggregate of $250,000,000 principal amount of the Operating Partnership’s 5.40% Senior Notes due 2014 (the “Notes”).  The Notes are described in the Prospectus which is referred to and defined below.  The Operating Partnership has determined to make an offering of Notes through the Underwriters by this agreement (the “Agreement”).

Duke Realty Corporation, an Indiana corporation (the “Company”), and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-100571) for the registration of the Notes under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and the Company and the Operating Partnership have filed such amendments thereto as may have been required prior to the execution of this Agreement.  Such registration statement (as amended) has been declared effective by the Commission and an Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).  Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), together with each prospectus supplement relating to the offering of Notes (the “Prospectus”) pursuant to Rule 415 of the 1933 Act Regulations (each, a “Prospectus Supplement”), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, are collectively referred to herein as the “Registration Statement” and the “Prospectus,” respectively; provided that if any revised prospectus shall be provided to the Underwriters by the Company or the Operating Partnership for use in connection with the offering of Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company or the Operating Partnership pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Notes to which it relates.  Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company or the Operating Partnership under Rule 462(b) of the 1933 Act Regulations (a “Rule 462(b) Registration Statement”) shall be deemed to be part of the Registration Statement.  Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a “Term Sheet”) shall be deemed to be part of the Prospectus.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The term “subsidiary” means a corporation or a partnership a majority of the outstanding voting stock or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Operating Partnership, as the case may be, or by one or more other subsidiaries of the Company or the Operating Partnership.

SECTION 1.           Representations and Warranties of the Company and the Operating Partnership.

(a)                                  The Company and the Operating Partnership represent and warrant, jointly and severally, to the Underwriters, as of the date hereof, and as of the Closing Time (as defined below), as follows:

(i)                                     The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of the Closing Time will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and the rules and regulations thereunder (the “1939 Act Regulations”).  The Registration Statement, at the time the Registration Statement became effective, did not, and as of the Closing Time, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as of the date hereof does not, and as of the Closing Time (unless the term “Prospectus” refers to a prospectus which has been provided to you by the Company or the Operating Partnership for use in connection with an offering of Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to you for such use), Closing Time, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company or the Operating Partnership in writing by any Underwriter expressly for use in the Registration Statement or Prospectus, or an amendment or supplement thereto, or to that part of the Registration Statement which shall constitute the Statement of Eligibility on Form T-1 under the 1939 Act (the “Statement of Eligibility”) of a Trustee under an Indenture.  If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Notes, the Company and the Operating Partnership have complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

(ii)                                  Each preliminary prospectus, Prospectus, preliminary prospectus supplement and Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied or will comply when so filed in all material respects with the 1933 Act and the 1933 Act Regulations thereunder.

(iii)                               The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the Closing Time or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)                              KPMG LLP, the accounting firm that audited the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(v)                                 The financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.  Except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein.  The Company’s ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the caption “Ratios of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.  The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.  Pro forma financial information included in or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the Operating Partnership and the Company, as applicable, at the respective dates indicated and the results of operations for the respective periods specified.

(vi)                              No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with.  No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

(vii)                           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership and any of their respective subsidiaries, whether or not arising in the ordinary course of business; (B) there has been no adverse change, material to the Duke Group (as hereinafter defined) as a whole, in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any of the real properties owned, directly or indirectly, by the Company, the Operating Partnership or any subsidiary (the “Properties”) or any entity wholly or partially owned by the Company, the Operating Partnership or any subsidiary which owns any Property (a “Property Partnership”) (the Company, the Operating Partnership, the subsidiaries and the Property Partnerships are hereinafter jointly referred to as the “Duke Group”), whether or not arising in the ordinary course of business; (C) no material casualty loss or material condemnation or other material adverse event with respect to any Property has occurred; (D) there have been no transactions or acquisitions entered into by the Duke Group, other than those arising in the ordinary course of business, which are material with respect to the Duke Group as a whole; (E) neither the Company, the Operating Partnership nor any of their respective subsidiaries has incurred any obligation or liability, direct, contingent or otherwise which is material to the Duke Group as a whole; (F) there has been no material change in the short-term debt or long-term debt of the Duke Group as a whole; (G) except for regular quarterly dividends on the common stock of the Company and dividends on the preferred stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (H) with the exception of transactions in connection with stock option and dividend reinvestment plans, the issuance of shares of common stock of the Company upon the exchange of partnership interests in the Operating Partnership (“Units”) and the issuance of Units in connection with the acquisition of real or personal property, there has been no change in the capital stock or in the partnership interests, as the case may be, of the Company, the Operating Partnership or any subsidiary.

(viii)                        Each of the Company and the Operating Partnership has been duly formed, and is validly existing and in good standing as a corporation or partnership under the laws of its jurisdiction of organization, with corporate or partnership power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture.

(ix)                                Each of the Company’s and the Operating Partnership’s subsidiaries has been duly formed, and is validly existing and in good standing as a corporation or partnership under the laws of its jurisdiction of organization, with corporate or partnership power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus.

(x)                                   Each of the Company, the Operating Partnership, their respective subsidiaries and the Property Partnerships is duly qualified or registered as a foreign partnership or corporation in good standing and authorized to do business in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Duke Group considered as a single enterprise (a “Material Adverse Effect”).

(xi)                                All the issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable, except as provided under Indiana Code § 23-16-7-8, and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal, state or foreign securities laws).

(xii)                             All of the issued and outstanding shares of capital stock and partnership interests, as the case may be, of each subsidiary have been validly issued and fully paid and, other than the Property Partnerships, Duke Realty Services Limited Partnership (the “Services Partnership”) and Duke Construction Limited Partnership (the “Construction Partnership”), are owned by the Company, the Operating Partnership or a subsidiary, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  Neither the Company nor the Operating Partnership owns any direct or indirect equity interest in any entity other than the subsidiaries and the Property Partnerships, except for such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Duke Group considered as a single enterprise.  The Company is the sole general partner and a 1% owner of the Services Partnership, and the Operating Partnership and Duke Management, Inc. are the sole limited partners of the Services Partnership.  Duke Business Centers Corporation, a wholly-owned subsidiary of Duke Realty Construction, Inc. is the sole general partner and a 1% owner of the Construction Partnership.  The 99% limited partnership interest of the Construction Partnership is owned by Duke Realty Construction, Inc., an Indiana corporation which is wholly owned by the Operating Partnership.

(xiii)                          Except for transactions described in the Prospectus of the Company and transactions in connection with dividend reinvestment plans, stock option and other employee benefit plans, and as otherwise set forth below, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or partnership or other equity interest in the Company, the Operating Partnership or any subsidiary except for the shares of common stock of the Company which may be issued in exchange for Units.  The Company is required to purchase Duke Management, Inc.’s interest in the Services Partnership for 833,334 Units upon a change in control of the Company or a dissolution of the Operating Partnership.

(xiv)                         Each of the Property Partnerships has been duly formed as a partnership or a limited liability company, as the case may be, and is validly existing and in good standing as a partnership or limited liability company under the laws of its jurisdiction of organization and, if formed under the laws of a jurisdiction other than the State of Indiana, in good standing under the laws of such jurisdiction; each of the Property Partnerships has the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the agreements, to which it is a party.  Each of the partnership or operating agreements, as the case may be, of the Property Partnerships is in full force and effect.

(xv)                            The Notes are in the form contemplated by the Indenture, have been duly authorized by the Operating Partnership for issuance and sale to the Underwriters pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement and the Indenture, against payment of the consideration therefor and delivery of the PATS (as defined below) as specified in this Agreement, the Notes will constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits of the Indenture and the Notes will be enforceable against the Operating Partnership in accordance with their terms.  Upon payment of the purchase price, delivery of the PATS (as defined below) and delivery of the Notes in accordance herewith, each of the Underwriters will receive good, valid and marketable title to the Notes, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities.  The terms of the Notes conform to all statements and descriptions related thereto in the Prospectus.  The Notes rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Partnership that is outstanding at the Closing Time or that may be incurred thereafter, and senior to all subordinated indebtedness of the Operating Partnership that is outstanding at the Closing Time or that may be incurred thereafter, except that the Notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property which secures such lender’s mortgage.

(xvi)                         The Notes being sold pursuant to this Agreement will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(xvii)                      There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required and the descriptions thereof or references thereto are correct in all material respects and no material defaults exist in the due performance or observance of any material obligation, agreement, covenant or condition contained in any such contract or document.

(xviii)                   None of the entities comprising the Duke Group is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of its property or assets is subject, which default separately or in the aggregate would have a Material Adverse Effect.

(xix)                           This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid and binding obligation of the Company and the Operating Partnership, enforceable in accordance with its terms.

(xx)                              The Indenture (A) has been duly qualified under the 1939 Act, has been duly and validly authorized, executed and delivered by the Operating Partnership, and when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Operating Partnership, enforceable in accordance with its terms, and (B) conforms in all material respects to the description thereof in the Prospectus.

(xxi)                           Each of the partnership agreements to which any of the Company, the Operating Partnership or their respective subsidiaries is a party has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation thereof, enforceable in accordance with its terms.

(xxii)                        The execution and delivery of this Agreement, the Indenture and any deposit agreement and the issuance of the Notes, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby and thereby or in the Prospectus by the Company and the Operating Partnership, will not conflict with or constitute a breach or violation by the Company or the Operating Partnership of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any Property or assets of the Duke Group pursuant to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Company, the Operating Partnership or any subsidiary is a party or by which they, either of them, any of their respective properties or other assets or any Property may be bound or subject which is material to the Duke Group as a whole; nor will such action conflict with or constitute a breach or violation by the Company or the Operating Partnership of, or default under, (A) the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Operating Partnership or any subsidiary or (B) to the extent it is material, any applicable law, rule, order, administrative regulation or administrative or court decree.

(xxiii)                     No labor dispute with the employees of the Duke Group exists or, to the knowledge of the Company or the Operating Partnership, is imminent; and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to have a Material Adverse Effect.

(xxiv)                    There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting any entity belonging to the Duke Group, any Properties or any officer or director of the Company, which is material to the Duke Group as a whole and is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that, if determined adversely to any entity belonging to the Duke Group or any Property, or any such officer or director, will or could reasonably be expected to result in any Material Adverse Effect, or which might materially and adversely affect the Properties or assets of the Duke Group or which might materially and adversely affect the consummation of this Agreement, the Indenture or the transactions contemplated herein and therein.  There are no pending legal or governmental proceedings to which any entity belonging to the Duke Group is a party or of which they or any of their respective properties or assets or any Property or Property Partnership is the subject, including ordinary routine litigation incidental to the business, that are, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Duke Group as a whole.  There are no statutes or contracts or documents of the entities comprising the Duke Group which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xxv)                       No authorization, approval, consent or order of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company, the Operating Partnership or both, as the case may be, of the transactions contemplated by this Agreement or the Indenture except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or state or foreign securities laws or real estate syndication laws or such as have been received prior to the date of this Agreement.

(xxvi)                    At all times since February 13, 1986, the Company has been, and upon the sale of the Notes, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

(xxvii)                 None of the entities comprising the Duke Group is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), or is or will become a “holding company” or a “subsidiary company” of a “registered holding company” as defined in the Public Utility Holding Company Act of 1935, as amended.

(xxviii)              None of the entities comprising the Duke Group is required to own or possess any trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity.

(xxix)                      Each entity belonging to the Duke Group possesses such material certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, or proposed to be conducted by it, and none of the entities comprising the Duke Group has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxx)                         Except as disclosed in the Prospectus and except for persons who received Units in connection with transactions with the Operating Partnership, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the 1933 Act.

(xxxi)                      The Notes will have an investment grade rating from one or more nationally recognized statistical rating organizations at the Closing Time.

(xxxii)                   (A)  With respect to the Properties, the Company or the Operating Partnership and the Property Partnerships have good and marketable title to all items of real property (and improvements thereon), leasehold interests and general and limited partnership interests, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are (i) described in the Prospectus or the Company’s Annual Report on Form 10-K for the most recently ended fiscal year, (ii) referred to in the title policies of such Properties, (iii) serving as security for loans described in the Prospectus, or (iv) nonmaterial; (B) all material contracts of the Operating Partnership and any subsidiary to provide leasing, property management and construction management services, general contractor services for third parties, and real estate development, construction and miscellaneous tenant services businesses (the “Related Businesses”), are enforceable by and in the name of the Operating Partnership and the applicable subsidiary, as the case may be; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties or Related Businesses and the assets of the entities comprising the Duke Group which are required to be disclosed in the Prospectus are disclosed therein; (D) neither the Operating Partnership, any Property Partnership nor, to the knowledge of the Company or the Operating Partnership, any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Properties, and none of the entities comprising the Duke Group knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, other than such defaults that would not have a Material Adverse Effect; (E) no tenant under any of the leases, pursuant to which the Operating Partnership or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; and (G) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(xxxiii)                Immediately following the application of the proceeds of the sale of the Notes in the manner set forth in the Prospectus, the mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus will not be convertible and none of the Property Partnerships nor any person related to or affiliated with the Property Partnerships will hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned by the Operating Partnership.

(xxxiv)               Each of the Company, the Operating Partnership and their respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company, the Operating Partnership and their respective subsidiaries has any reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement and the Prospectus.

(xxxv)                  The Company and the Operating Partnership have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act.

(xxxvi)               The assets of the Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(xxxvii)            Except as disclosed in the Prospectus, and, with respect to clauses (A), (B) and (C) below, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below); (B) neither the Company nor the Operating Partnership nor any Property Partnership has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or from any Property, to the knowledge of the Company or the Operating Partnership, that could result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) neither the Company, the Operating Partnership nor any Property Partnership is engaged in or intends to engage in any manufacturing or any other operations at the Properties that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance or

(2) require permits or are otherwise regulated pursuant to any Environmental Law, other than permits which have been obtained; (D) neither the Company nor the Operating Partnership nor any Property Partnership has received any notice of a claim material to the Duke Group as a whole under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Company nor the Operating Partnership nor any Property Partnership has received any notice from any Governmental Authority (as defined below) claiming any material violation of any Environmental Law; and (F) no Property is included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or, with the exception of one Property, in respect to which the EPA has advised the Company that no further remedial action is planned, on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law.

Excluding such customary amounts as may be lawfully generated, stored, used, treated, disposed of, or otherwise handled or located at any Property, as used herein “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, toxic waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as the same may now or hereafter be amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 C. § 6901, et seq.), the Clean Air Act, as amended (42 C. § 7401, et seq.), the Clean Water Act, as amended (33 C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environments or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

(xxxviii)         Each of the Company, the Operating Partnership and their subsidiaries has obtained title insurance on all of the properties owned by each of them in an amount at least equal to (A) the cost to acquire land and improvements in the case of an acquisition of improved property or (B) the cost to acquire land in the case of an acquisition of unimproved property and in each case such title insurance is in full force and effect.

(xxxix)                 Each of the Company and the Operating Partnership has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of such entity) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which failure to do so would not result in a Material Adverse Effect.

(b)                                 Any certificate signed by any officer of the Company, the Operating Partnership or of any of their respective subsidiaries and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)                                  The several commitments of the Underwriters to purchase the Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained.

(b)                                 The price to be paid by the Underwriters for the Notes is 98.362% of the principal amount of the Notes with respect to $117,500,000 aggregate principal amount of the Notes (the “Exchange Portion”), and 99.22% of the principal amount of the Notes with respect to $132,500,000 aggregate principal amount of the Notes (the “Cash Portion”).  The several obligations of the Underwriters to purchase the Exchange Portion of the Notes and for the Cash Portion of the Notes shall be as set forth on Schedule I.  The obligation of the applicable Underwriters to purchase and pay for the Notes shall be satisfied through the delivery of $100,000,000 aggregate principal amount of the Operating Partnership’s 6.95% Notes due August 15, 2011 (the “PATS”) and payment of $131,741,402 in cash.  The Underwriters shall deliver the PATS and the cash consideration to the Operating Partnership in exchange for, and against delivery of, the Notes.  Such deliveries shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Operating Partnership, at 9:30 a.m. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of this Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Operating Partnership (such time and date being herein called “Closing Time”).

The payment for the Cash Portion of the Notes shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership.

SECTION 3.           Covenants of the Company and the Operating Partnership.  Each of the Company and the Operating Partnership covenants with the Underwriters:

(a)                                  In respect to the offering of the Notes, the Operating Partnership will prepare a Prospectus Supplement setting forth the aggregate principal amount of Notes covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Notes are being issued, the names of the Underwriters participating in the offering and the amount of Notes which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Notes are to be purchased by the Underwriters from the Operating Partnership and such other information as the Underwriters and the Operating Partnership deem appropriate in connection with the offering of the Notes; and the Operating Partnership will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as the Underwriters shall reasonably request.

(b)                                 If, at the time the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of this Agreement, the Company and the Operating Partnership will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, a copy of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted.  If required, the Company and the Operating Partnership will prepare and file or transmit for filing a Rule 462(b) Registration Statement not later than the date of execution of this Agreement.  If a Rule 462(b) Registration Statement is filed, the Company and the Operating Partnership shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 of the 1933 Act Regulations.

(c)                                  The Company and the Operating Partnership will notify the Underwriters immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company and the Operating Partnership will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(d)                                 At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, the Company and the Operating Partnership will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing and, unless required by law, will not file or use any such amendment or supplement or other documents in a form to which the Underwriters or counsel for the Underwriters shall reasonably object.

(e)                                  The Company and the Operating Partnership will deliver to the Underwriters as soon as possible as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) as the Underwriters may reasonably request and will also deliver to the Underwriters as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus) as the Underwriters may reasonably request.

(f)                                    The Company and the Operating Partnership will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(g)                                 If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Operating Partnership will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Operating Partnership will furnish to the  Underwriters a reasonable number of copies of such amendment or supplement.

(h)                                 The Company and the Operating Partnership will endeavor, in cooperation with the  Underwriters, to qualify the Notes for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as the Underwriters may designate.  In each jurisdiction in which the Notes have been so qualified, the Company and the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Notes.

(i)                                     With respect to the sale of Notes, the Company and the Operating Partnership will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)                                     The Operating Partnership will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds.”

(k)                                  The Company and the Operating Partnership during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)                                     In respect to the offering of the Notes, the Operating Partnership will qualify an Indenture under the 1939 Act and will endeavor to have a Statement of Eligibility submitted on behalf of the Trustee.

(m)                               The Company and the Operating Partnership will take all reasonable action necessary to enable Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service,

Inc. (“Moody’s”) or any other nationally recognized statistical rating organization to provide their respective credit ratings of any Notes.

(n)                                 During a period between the date of this Agreement and Closing Time, the Company and the Operating Partnership will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into any agreement to sell, or otherwise dispose of any debt securities having a term exceeding one year.

(o)                                 The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code.

(p)                                 During the period from the Closing Time until five years after the Closing Time, the Company and the Operating Partnership will deliver to the Underwriters, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission’s functions, and (ii) such other information concerning the Company and the Operating Partnership as the Underwriters may reasonably request.

SECTION 4.           Payment of Expenses.  The Company and the Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the cost of printing, or reproducing, and distributing to the Underwriters copies of this Agreement; (iii) the preparation, issuance and delivery of the Notes to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Underwriters, their transfer between the Underwriters pursuant to an agreement between such Underwriters and the fees and expenses of the transfer agent for the Notes; (iv) the fees and disbursements of the Company’s and the Operating Partnership’s counsel and accountants; (v) the qualification of the Notes under securities laws and real estate syndication laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto; (vii) the cost of printing, or reproducing, and delivering to the Underwriters copies of the Blue Sky Survey; (viii) the fee of the National Association of Securities Dealers, Inc., if any; (ix) the fees and expenses incurred in connection with the listing of the Notes on the New York Stock Exchange, any other national securities exchange or quotation system, if any; (x) any fees charged by nationally recognized statistical rating organizations for the rating of the Notes, if any; (xi) the printing and delivery to the Underwriters of copies of the Indenture; (xii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (xiii) the preparation, issuance and delivery to the Depository Trust Company for credit to the accounts of the respective Underwriters of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company; and (xiv) any transfer taxes imposed on the sale by the Operating Partnership of the Notes to the several Underwriters.

If this Agreement is cancelled or terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a) or Section 9(b) hereof, the Company and the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at Closing Time, of the representations and warranties of the Company and the Operating Partnership herein contained, to the performance by the Company and the Operating Partnership of their respective obligations hereunder, and to the following further conditions:

(a)                                  At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (ii) if the Company or the Operating Partnership, as the case may be, has elected to rely upon Rule 430A of the 1933 Act Regulations, the public offering price of and the interest rate on the Notes and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Time, the Company or the Operating Partnership, as the case may be, shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations; (iii) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of the Operating Partnership or the Company as of the date of this Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of the Operating Partnership or the Company on what is commonly termed a “watch list” for possible downgrading; and (iv) there shall not have come to the attention of the Underwriters any facts that would cause the Underwriters to believe that the Prospectus, together with the Prospectus Supplement, at the time it was required to be delivered to purchasers of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.  If a Rule 462(b) Registration Statement is required, such Rule 462(b) Registration Statement shall have been transmitted to the Commission for filing and have become effective within the prescribed time period, and, prior to Closing Time, the Company and the Operating Partnership shall have provided to the Underwriters evidence of such filing and effectiveness in accordance with Rule 462(b) of the 1933 Act Regulations.

(b)                                 At Closing Time the Underwriters shall have received:

(1)                                  The favorable opinion, dated as of Closing Time, of Alston & Bird LLP, counsel for each of the Company and the Operating Partnership and their respective subsidiaries in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

(i)                                     The Company is a corporation duly organized and validly existing under and by virtue of the laws of the State of Indiana, has filed its most recent annual report required by law with the Secretary of State of Indiana or is not yet required to file such annual report, and has not filed Articles of Dissolution.  The Company has corporate power and authority to conduct its business and own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement.

(ii)                                  The Operating Partnership is a limited partnership duly organized and validly existing under and by virtue of the laws of the State of Indiana.  The Operating Partnership has partnership power and authority to conduct its business and own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement.

(iii)                               Each of the Company’s and the Operating Partnership’s significant subsidiaries is validly existing and in good standing as a corporation, partnership or limited liability company under the laws of its jurisdiction of organization, with limited liability company, partnership or corporate power and authority to conduct its respective business and own, lease and operate its properties as described in the Prospectus.

(iv)                              Each of the Company, the Operating Partnership and their significant subsidiaries is duly qualified or registered as a foreign partnership, limited liability company or corporation in good standing and authorized to do business in the jurisdictions set forth in a schedule to such counsel’s opinion letter, which jurisdictions, the Company has advised such counsel, are the only jurisdictions as to which the failure to be so qualified would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v)                                 All the issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable, except as provided under Indiana Code § 23-16-7-8.

(vi)                              All of the issued and outstanding shares of capital stock, membership interests and partnership interests, as the case may be, of each significant subsidiary have been validly issued and fully paid and all such shares, membership interests and partnership interests, as the case may be, that are owned by the Company, the Operating Partnership or a subsidiary, are in each case owned free and clear of any perfected security interest.

(vii)                           The Notes are in the form contemplated in the Indenture, have been duly authorized by the Operating Partnership for issuance and sale to the Underwriters pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement and the Indenture, against payment of the consideration therefor and delivery of the PATS as specified in this Agreement, such Notes will constitute valid and legally binding obligations of the Operating Partnership entitled to the benefits of the Indenture and such Notes will be enforceable against the Operating Partnership in accordance with their terms, except as such enforceability may be (1) limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and (2) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The terms of the Notes conform in all material respects to all statements and descriptions related thereto in the Prospectus.

(viii)                        This Agreement, was duly and validly authorized, executed and delivered by the Company and the Operating Partnership and the Company and the Operating Partnership have the power and authority to perform their obligations hereunder and thereunder.

(ix)                                The Indenture has been duly qualified under the 1939 Act and has been duly and validly authorized, executed and delivered by the Operating Partnership, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Operating Partnership, enforceable in accordance with its terms, except as such enforceability may be (1) limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and (2) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus.

(x)                                   The execution and delivery of this Agreement, the Indenture and the Notes, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby and thereby or in the Prospectus by the Company and the Operating Partnership, will not conflict with or constitute a breach or violation by the Company or the Operating Partnership of, or default under, or result in the creation of imposition of any lien, charge or encumbrance upon any Property or assets of the Duke Group pursuant to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement known to such counsel, after due inquiry, to which the Company, the Operating Partnership or any subsidiary is a party or by which they, either any of them, any of their respective properties or other assets or any Property may be bound or subject which is material to the Duke Group as a whole; nor will such action conflict with or constitute a breach or violation by the Company or the Operating Partnership of, or default under, (A)  the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Operating Partnership or any significant subsidiary or (B) to the extent it is material, any applicable law, rule, order, administrative regulation or administrative or court decree known to counsel.

(xi)                                Commencing with its taxable year ended December 31, 1999, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a real estate investment trust under the Code, and the present and proposed method of operation of the Company will permit the Company to continue to so qualify.

(xii)                             None of the Company, the Operating Partnership or their significant subsidiaries is required to be registered under the 1940 Act or is a “holding company” or a “subsidiary company” of a “registered holding company” as defined in the Public Utility Holding Company Act of 1935, as amended.

(xiii)                          No authorization, approval, consent or order of any court or governmental authority or agency or, to the knowledge of such counsel, any other entity is required in connection with the offering, issuance or sale of the Notes to the Underwriters hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or state or foreign securities laws, as to which such counsel need express no opinion, or real estate syndication laws or such as have been received prior to the date of this Agreement.

(xiv)                         Each preliminary prospectus, preliminary prospectus supplement and Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations thereunder.

(xv)                            The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.  The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(xvi)                         At the time the Registration Statement became effective and at the Closing Time, the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein (other than the financial statements and supporting schedules and other financial data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xvii)                      To counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

(xviii)                   The information in the Prospectus under “Duke and the Operating Partnership,” “Description of Notes,” and the information in the Prospectus Supplement under similar sections and, “The Operating Partnership” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is materially correct and presents fairly the information required to be disclosed therein.

(xix)                           To the knowledge of such counsel, there are no statutes, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the 1933 Act Regulations other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and, to the knowledge of such counsel, no material default by the Company, the Operating Partnership or their significant subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

(xx)                              To the knowledge of such counsel, except as disclosed in the Prospectus and except for persons who received Units in connection with transactions with the Operating Partnership, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the 1933 Act.

(xxi)                           The Company and the Operating Partnership each satisfy all conditions and requirements for filing the Registration Statement on Form S-3 under the 1933 Act and 1933 Act Regulations as set forth in Form S-3.

(2)                                  The favorable opinion, dated as of the Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, (A) with respect to the matters set forth in Section 5(b)(1)(i) (with respect to the Company only and with respect to the first sentence only), Section 5(b)(1)(vii) (with respect to the first sentence only), Section 5(b)(1)(viii) (with respect to the first clause only), Section 5(b)(1)(ix) and Section 5(b)(1)(xvi) and (B) containing a statement similar to the statement referred to in the first paragraph of Section 5(b)(3).

(3)                                  In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Alston & Bird LLP and Clifford Chance US LLP shall additionally state that such counsel has participated in conferences with officers and other Underwriters of the Company or the Operating Partnership, as the case may be, and the independent public accountants for the Company or the Operating Partnership, as the case may be, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and in the preparation of the Registration Statement and the Prospectus and, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that either the Registration Statement or any amendment thereto (excluding the financial statements and financial schedules included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need express no belief), at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company and the Operating Partnership with the Commission (whichever is later), or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (excluding the financial statements or financial schedules included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need express no belief), as of its date or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Alston & Bird LLP and Clifford Chance US LLP may rely upon, or assume the accuracy of, (A) as to all matters of fact, certificates and written statements of officers and employees of and accountants for each of the entities comprising the Duke Group and (B) as to the qualification and good standing of each of the entities comprising the Duke Group to do business in any jurisdiction, certificates of appropriate government officials or opinions of counsel in such jurisdictions, and (C)  in respect to the opinion by Clifford Chance US LLP only, as to certain matters of Indiana law, the opinion of Alston & Bird LLP given pursuant to Section 5(b)(1) above.

(c)                                  At Closing Time, (i) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company or the Operating Partnership, threatened against any entity belonging to the Duke Group which would be required to be set forth in the Prospectus other than as set forth therein; (ii) there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group, whether or not arising in the ordinary course of business; (iii) no proceedings shall be pending or threatened against such entity or any Property before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group or any Property, as the case may be, other than as set forth in the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission or by the state securities authority of any jurisdiction; and (v) the Underwriters shall have received a certificate of the President or a Vice President of the Company and the Operating Partnership and of the chief financial or chief accounting officer of each such entity, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c) and stating that the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time.

(d)                                 At the time of the execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that: (i) they are independent public accountants with respect to the Company and the Operating Partnership as required by the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement, or incorporated by reference therein, and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company and the Operating Partnership, a reading of the minute books of the Company and the Operating Partnership, inquiries of officials of the Company and the Operating Partnership responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements of the Company and the Operating Partnership included in the Registration Statement, or incorporated by reference therein, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, or material modifications are required for them to be presented in conformity with generally accepted accounting principles, (B) the operating data and balance sheet data set forth in the Prospectus under the caption “Selected Consolidated Financial Data” were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, (C) the pro forma financial information included or incorporated by reference in the Registration Statement was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or (D) at a specified date not more than three days prior to the date of this Agreement, there has been any change in the capital stock or the number of partnership interests of the Company, the Operating Partnership or their subsidiaries, as the case may be, or any increase in the debt of the Company, the Operating Partnership or their subsidiaries or any decrease in the net assets of the Company, the Operating Partnership or their subsidiaries, as compared with the amounts shown in the most recent consolidated balance sheet of the Company, the Operating Partnership and their subsidiaries, included in the Registration Statement or incorporated by reference therein, or, during the period from the date of the most recent consolidated statement of operations included in the Registration Statement or incorporated by reference therein to a specified date not more than three days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or funds from operations of the Company, the Operating Partnership and their subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Operating Partnership and their subsidiaries identified in such letter.

(e)                                  At Closing Time, the Underwriters shall have received from KPMG LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the “specified date” referred to shall be a date not more than three days prior to Closing Time.

(f)                                    At Closing Time, the Notes shall be rated investment grade by one or more nationally recognized statistical rating organizations and the Operating Partnership shall have delivered to the Underwriters a letter, dated the Closing Time, from each such rating organization, or other evidence satisfactory to the Underwriters, confirming that such Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to such Notes at Closing Time or any of the Operating Partnership’s other debt securities by any nationally recognized securities rating organization, and no such securities rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such Notes or any of the Operating Partnership’s other debt securities.

(g)                                 At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and the Operating Partnership, at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

SECTION 6.           Indemnification.

(a)                                  Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter, their respective directors and officers, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above if such settlement is effected with the written consent of the indemnifying party; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

(b)                                 Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, their respective directors and officers, and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the indemnity contained in subsection (a) of this Section but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)                                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of any such action.  If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the indemnified parties defendant in such action; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel) (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  The indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified  party for fees and expenses of counsel as required by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.           Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this

Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Notes as set forth on such cover.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Notes set forth opposite their respective names in this Agreement and not joint.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or contained in certificates of the officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Operating Partnership and shall survive delivery of the Notes to the Underwriters.

SECTION 9.           Termination of Agreement

(a)                                  With respect to the Exchange Portion of the Notes, Deutsche Bank Securities Inc. and UBS Securities LLC may terminate this Agreement by notice to the Operating Partnership at any time at or prior to Closing Time if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Securities and Exchange Commission (the “Commission”) or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Indiana authorities, or if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

(b)                                 With respect to the Cash Portion of the Notes, the Underwriters may terminate this Agreement, by notice to the Operating Partnership, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, affecting the Duke Group as a whole, in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group or of any Property, whether or not arising in the ordinary course of business; or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, in each case the effect of which is such as to make it, in judgement of the Underwriters, impracticable or inadvisable to (x) commence or continue the offering of the Notes to the public, or (y) enforce contracts for the sale of the Notes; or (iii) if trading in the common stock of the Company has been suspended by the Commission or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Indiana authorities, or if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) if the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of the Operating Partnership or the Company as of the date of this Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any long-term debt securities of the Operating Partnership or the Company on what is commonly termed a “watch list” for possible downgrading.  As used in this Section 9(b), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Notes.

(c)                                  In the event of any such termination (x) the covenants set forth in Section 3 with respect to any offering of Notes shall remain in effect so long as any Underwriter owns any such Notes purchased from the Operating Partnership pursuant to this Agreement and (y) the covenant set forth in Section 3(i) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

SECTION 10.         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement as set forth in Schedule I (the “Defaulted Notes”), the other Underwriter or Underwriters of the Cash Portion or the Exchange Portion of the Notes, as applicable, shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriter or Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes of the Cash Portion or the Exchange Portion of the Notes, as applicable, in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the other Underwriter or Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a)                                  if the number of Defaulted Notes does not exceed 10% of the Cash Portion or the Exchange Portion of the Notes, as applicable, to be purchased pursuant to this Agreement, each of the non-defaulting Underwriter or Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters of the Cash Portion or the Exchange Portion, as applicable, or

(b)                                 if the number of Defaulted Notes exceeds 10% of the Cash Portion or the Exchange Portion, as applicable of the Notes to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement.

In the event of any such default which does not result in a termination of this Agreement, each of the Underwriters or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 11.                          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Underwriters at the address specified in this Agreement; notices to the Company and the Operating Partnership shall be directed to any of them at 600 East 96th Street, Suite 100, Indianapolis, Indiana, 46240, attention of Matthew Cohoat.

SECTION 12.                          Parties.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal Underwriters, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.                          Governing Law and Time.  This Agreement and the Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.  Specified times of day refer to New York City time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company an executed counterpart of this Agreement, whereupon this instrument will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with their terms.

Very truly yours,

DUKE REALTY CORPORATION

By:	/s/ Matthew A. Cohoat
	Name:	Matthew A. Cohoat
	Title:	Executive Vice President and Chief Financial Officer

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation
General Partner

By:	/s/ Matthew A. Cohoat
	Name:	Matthew A. Cohoat
	Title:	Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the

date first above written on

behalf of themselves and the other

Underwriters named in Schedule I

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Nigel Cree
	Name:	Nigel Cree
	Title:	Managing Director

By:	/s/ Eric Dobi
	Name:	Eric Dobi
	Title:	Director

UBS SECURITIES LLC

By:	/s/ Scott D. Whitney
	Name:	Scott D. Whitney
	Title:	Director

By:	/s/ Ryan Donovan
	Name:	Ryan Donovan
	Title:	Associate Director

SCHEDULE I

Underwriters	Principal Amount of Exchange Portion of Notes to be Purchased	Principal Amount of Cash Portion of Notes to be Purchased

Deutsche Bank Securities Inc.	$58,750,000	$28,750,000
UBS Securities LLC	$58,750,000	$28,750,000
Morgan Stanley & Co. Incorporated		$50,000,000
Wachovia Capital Markets, LLC		$25,000,000

Total	$117,500,000	$132,500,000

SI-1